                                                                     EXHIBIT 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


================================================================================
No. __                         $_________
                                  ONEOK, INC.
                         _____% SENIOR NOTES DUE _____

                               CUSIP:  __________

   ONEOK, Inc., an Oklahoma corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

              CEDE & CO.

or registered assigns, the principal sum of

           *________________ DOLLARS*

on __________, ____ and to pay interest on such principal sum at the rate of __________ percent (___%) per annum.

   The Company will pay interest from the later of ___________ or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually on ___________ (beginning_________) and on _______ , or quarterly on ________ (beginning ________), _________, __________
and on ________(each such date an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder (the "Holder") of this Note (or one or more predecessor Notes) of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which, except in the case of interest payable at Maturity (as defined in the Indenture), shall be the _________ or _________ (whether or not a Business Day), as the case may be, if interest is paid semiannually, or the ________, ________, ________ or ________ (whether or not a Business Day), as the case may be, if interest is paid quarterly, next preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the date such that interest payable at Maturity is payable to the same Person to whom principal on this Note is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Note (or one or more predecessor Notes) of record at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, all as more fully provided in the Indenture.

   Payment of the principal of this Note and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                  ONEOK, INC.
                          ___% Senior Notes due _____


   This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under and pursuant to an Indenture dated as of _______, 1998 (the "Indenture"), duly executed and delivered by the Company to Chase Bank of Texas, National Association, as trustee (the "Trustee", which term includes any successor trustee under the Indenture) and is one of a series limited in aggregate principal amount to $_________ and designated as __% Senior Notes due ______ (the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Notes).

   The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

   As long as this Note is represented in global form (the "Global Security") registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

   If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

   The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

   Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the currency herein prescribed.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

   All terms used in this Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

   Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.



                   ONEOK, INC.
                   By:
                      --------------------------------------
                   Name:
                   Title:

                   Attested:
                            --------------------------------
                   Name:
                   Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION
---------------------------------------

          Dated: _____________________________

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                              as Trustee

                              By
                                --------------------------------
                              Authorized Signatory

                SCHEDULE OF EXCHANGES OF INTERESTS IN THE NOTE


          The following exchanges of interests in this Note have been made:

                                                                                      Principal Amount
                                                                                            of
                                                                                          this Note              Signature of
                          Amount of decrease in         Amount of increase in           following such      authorized signatory of
    Date of Exchange            this Note                     this Note             decrease (or increase)         Trustee
------------------------  ---------------------  ---------------------              ---------------------   ---------------------



             ASSIGNMENT FORM
================================================================================

       To assign this Note, fill in the form below:
       I or we assign and transfer this Note to


                        -----------------------------

                        -----------------------------

       Insert assignee's soc. sec. or tax I.D. no.



--------------------------------------------------------------------------------
       (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
and all rights thereunder and irrevocably appoint
                                                  ------------------------------

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Dated:
      --------------------------                 -------------------------------


                                                 -------------------------------
   THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE WITHIN NOTE.

   THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).